UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2014

POWER REIT
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

000-54560
(Commission File Number)

45-3116572
(IRS Employer Identification No.)

301 Winding Road
Old Bethpage, NY 11804
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

As previously disclosed in its public filings with the SEC, the Trust and its wholly-owned subsidiary P&WV are in litigation with NSC and NSC’s sub-lessee, Wheeling & Lake Erie Railroad (“WLE” and, together with NSC, the “Litigants”) concerning matters arising under the Railroad Lease.  The case is pending in Federal trial court in Pittsburgh (the “Court”).  The Litigants initiated the litigation against the Trust and P&WV in December 2011, seeking, among other things, a declaratory judgment that NSC was not in default under the Railroad Lease.

P&WV, as lessor, has asserted counterclaims, seeking determinations that NSC is in default under the Railroad Lease for, among other things, failing to reimburse P&WV for certain legal fees incurred by P&WV, failing to permit P&WV to inspect NSC’s books and records as called for under the terms of the Railroad Lease and failing to pay other amounts that P&WV believes are due and owing. P&WV also seeks declarations from the Court (a) that NSC’s obligation to repay the indebtedness owed under the Railroad Lease is not indefinite in duration, and (b) that the indebtedness owed to P&WV is due on demand with interest.  If P&WV is successful with certain of its counterclaims, it can terminate the Railroad Lease and demand from NSC payment of the indebtedness.

The indebtedness is the cumulative result of amounts received by NSC from its dispositions of P&WV property, additional rental amounts due and other sums that NSC owes to P&WV but which NSC has elected, under its interpretation of the Railroad Lease, to pay by increasing its indebtedness to P&WV rather than by providing P&WV with cash. According to records maintained by NSC pursuant to the Railroad Lease and provided by NSC to P&WV, as of December 31, 2012 the indebtedness owed to P&WV was approximately $16,600,000. NSC has not provided a more recent update of the indebtedness amount.  P&WV believes that the indebtedness amount is understated.  The indebtedness has not been included in P&WV’s balance sheets prepared under GAAP, because of the dispute as to when it is due. Similarly, certain additional rental amounts that NSC disputes are due on a current basis, and which have historically been treated as indebtedness, have not been included in P&WV’s income statements or balance sheets prepared under GAAP; however, these additional rent amounts have historically been recorded as taxable income on P&WV’s tax returns.

The Litigants have alleged that the Trust is a successor in interest in respect of the Railroad Lease.  If that allegation were to be decided against us in a fact-finding stage of the litigation, it could lead to liability and expenses. The Trust believes that it is not a successor in interest in respect of the Railroad Lease and is not constrained by any of the Railroad Lease restrictions.

The parties have made certain supplements to their respective claims and counterclaims. In August 2013, P&WV filed a second supplement to its counterclaims following the Litigants’ disclosure of previously undisclosed dispositions of P&WV property.  P&WV believes that additional amounts are owed to it as a result of these dispositions and, accordingly, asserted new counterclaims, including claims of fraud and conversion. Based on the information available at the time P&WV supplemented its claims, P&WV has estimated that the additional amounts owed to it exceed $8 million, not including potential interest and damages.  P&WV also supplemented its counterclaim for additional rental amounts due in order to include the reimbursement of its legal expenses related to the litigation. In response to P&WV’s second supplement to its counterclaims, in January 2014 the Litigants amended their pleadings to add additional claims against both P&WV and the Trust. The Litigants’ new claims seek additional declarations from the Court that the Litigants have not defaulted on or violated the terms of the Railroad Lease.

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On September 13, 2013, the Trust filed a motion for summary judgment seeking dismissal of all of the claims against it primarily based on the fact that the Trust is not a party to the Lease.  On January 15, 2014, the Court heard oral arguments from the parties on the Trust’s motion. On October 16, 2013, the Litigants filed a motion seeking leave to supplement their claims to include: (i) nominal damages, (ii) enjoinment of Power REIT from taking actions in breach of the Lease Agreement, (iii) the withdrawal of NSC’s consent to the additional share by PWV; and (iv) the undoing of the reverse triangular merger. On June 19, 2014, the court denied the Trust’s motion but also denied Plaintiff’s motion seeking leave to supplement their claims with the exception of granting the motion to seek nominal damages.

At a court conference on July 14, 2014, the court indicated that it hoped to have a final ruling on the case by February 2015.  There can be no assurance that this schedule will be met.

The fact and expert discovery phases of the litigation have been completed. On September 8, 2014, P&WV filed a Motion for Summary Judgment and on October 22, 2014, NSC and WLE filed an opposition to such motion and on November 5 2014, P&WV filed a Reply to NSC and WLE’s opposition to such motion.  On September 8, 2014, NSC and WLE filed a Motion for Summary Judgment and on October 22, 2014, P&WV filed an opposition to such motion and on November 5, 2014, NSC & WLE filed a reply to P&WV’s opposition to such motion.  On December 16, 2014, the court held oral argument on both of the pending motions for Summary Judgment.  While the court did not provide specific feedback regarding its intentions, P&WV remains optimistic with how it has presented its case and the merits of its claims.  There can be no assurance that P&WV will prevail on any of its claims.

P&WV has provided key court filings in the litigation on its website (www.pwreit.com) under a tab called “P&WV Litigation Update” which is under the “Investor Relations” tab.  The provided documents and accompanying supporting documents are not comprehensive or complete and the full case docket is available from the Public Access to Court Records (PACER) website.  Power REIT encourages interested parties to review all the public filings available on PACER and to review the risks and disclosures in Power REIT’s Annual Report filed on Form 10-k and other documents filed from time to time with the Securities and Exchange Commission (SEC).

As of the fourth quarter of 2014, NSC has continued to make its quarterly base rental payments ($228,750 per quarter) despite the pendency of the litigation. However, there can be no assurance that NSC will continue to make its base rental payments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: December 24, 2014	By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer